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                                                                    EXHIBIT 23.3



                                    CONSENT



     I hereby consent to being named as about to become a director of Hartford Life, Inc., a Delaware corporation (the "Company"), in the Company's Registration Statement on Form S-3 relating to the proposed issuance of the Company's debt securities and preferred stock.



                                               /s/  RAMANI AYER


                                               ---------------------------------

                                               Name: Ramani Ayer



Dated: February 14, 1997